                                                                     EXHIBIT 4.5

                          CONSENT AND AMENDMENT NO. 2

          CONSENT AND AMENDMENT NO. 2 dated as of July 31, 1996 among: TERRA CAPITAL, INC., a Delaware corporation (the "Company"); TERRA NITROGEN, LIMITED PARTNERSHIP, a Delaware limited partnership ("TNLP") and, together with the Company, the "Borrowers"); each of the entities listed on the signature pages hereof under the caption "GUARANTORS" (each such entity, and each of the Borrowers, an "Obligor" and, collectively, the "Obligors"); each of the lenders (the "Lenders") and issuing banks (the "Issuing Banks") listed on the signature pages hereof; and CITIBANK, N.A., as agent for the Lenders and Issuing Banks under the Credit Agreement referred to below (in such capacity, the "Agent").

          The Obligors, the Lenders, the Issuing Banks and the Agent are parties to an Amended and Restated Credit Agreement dated as of December 14, 1995 (as amended by Consent and Amendment No. 1 dated as of June 4, 1996, and as from time to time further amended, the "Credit Agreement"). In order to implement a new "Permitted Receivables Facility" (as defined in the Credit Agreement), the Company has requested that the Lenders grant certain consents and amend the Credit Agreement in certain respects. The Lenders are willing to so consent and to so amend the Credit Agreement, all on the terms and conditions set forth herein. Accordingly, the parties hereto hereby agree as follows:

          Section 1. Definitions. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

          Section 2. Amendments to Credit Agreement. Subject to the satisfaction of the conditions precedent specified in Section 5 hereof, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

               A. General. References in the Credit Agreement and the other Loan Documents (including references to the Credit Agreement as amended hereby) to the Credit Agreement (including indirect references such as "hereunder", "hereby", "herein" and "hereof") shall be deemed to be references to the Credit Agreement as amended hereby.

               B. Definitions. Section 1.01 of the Credit Agreement shall be amended by restating the following definitions:

                    "Permitted Receivables Facilities" means, collectively, (a)
               the Receivables Purchase Agreement dated as of March 31, 1994 among TI, as Seller, the financial institutions party thereto, as Purchasers, and Bank of America Illinois, successor to Continental Bank N.A., as agent, as from time to time amended, or any replacement or refinancing thereof, and (b) one or more additional facilities entered


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               into by the Company and/or any of its Subsidiaries (which may be effected by an amendment to the facility referred to in clause
               (a) of this definition or otherwise) providing for the sale of Receivables (including without limitation the August 1996 Receivables Purchase Agreement among Terra Funding Corporation, as Seller, the Company, as initial servicer, the financial institutions party thereto, as Purchasers, and Bank of America National Trust and Savings Association, as Administrative Agent) (the "1996 Receivables Agreement"), provided, that the aggregate amount outstanding under all of the Permitted Receivables Facilities (other than Intercompany Receivables Facilities), taken together, may not at any time exceed $150,000,000 plus reasonable reserves.

                    "Person" means an individual, partnership, corporation
               (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                    "Receivables Subsidiary" means a Subsidiary of the Company that meets both of the following criteria:

                    (1) such Subsidiary is formed solely for the purpose of, and is engaged solely in the business of, (x) purchasing Receivables of the Company and one or more of its Subsidiaries under an Intercompany Receivables Facility and, at its option, selling all or a portion of such Receivables under a Permitted Receivables Facility and/or (y) owning the capital stock of, or other ownership interests in, one or more Receivables Subsidiaries; and

                    (2) all of the capital stock of and/or other ownership interests in, such Subsidiary (other than, in the case of a Subsidiary of the Company that is an obligor or a seller under a Permitted Receivables Facility, shares of preferred stock of such Subsidiary having a de minimis liquidation value, which preferred shares may be held by one or more financial institutions party to such Permitted Receivables Facility or their designees, including one or more individuals, and their successors) is owned beneficially and of record, directly or indirectly, by Terra Capital Holdings, the Company and/or one or more other Receivables Subsidiaries.

                    "Second Amendment" means the Consent and Amendment No. 2 to this Credit Agreement, dated as of July 31, 1996.


                                      -2-

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                    "Subsidiary" of any Person means any corporation,
               partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

               C. Certain Obligations Respecting Subsidiaries. Section 5.02(m) shall be amended to read as follows:

                    "(m) Certain Obligations Respecting Subsidiaries. Enter
               into, or permit any of its Subsidiaries (other than a Receivables Subsidiary) to enter into, after the Restatement Date, any indenture, agreement, instrument or other arrangement that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the declaration or payment of dividends or the making of loans or advances to or Investments in or the sale, assignment, transfer or other disposition of property to Terra or any Subsidiary thereof (other than a Receivables Subsidiary); provided, that notwithstanding this Section 5.02(m), Terra and its Subsidiaries (whether or not Receivables Subsidiaries) may include in Permitted Receivables Facilities provisions substantially to the effect of those attached as Exhibit A to the Second Amendment."

          Section 3. Consents Relating to the Permitted Receivables Facility. Subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, but effective as of the date hereof, each Lender and Issuing Bank hereby:

               A. Consents to the inclusion in the 1996 Receivables Agreement of the provisions attached as Exhibit A hereto; and

               B. Without limiting Section 7.06(c) of the Credit Agreement, authorizes and directs the Agent to release from any Liens all Receivables (including guarantees and security therefor) in which an interest is sold or transferred pursuant to a Permitted Receivables Facility (including any related Intercompany Receivables Facility).

          Section 4. Representations and Warranties. The Company hereby represents and warrants to the Agent, the Lenders and the Issuing Banks that, both before and after giving effect to the amendments to the Credit Agreement and the consents set forth herein:


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                    (i)  the representations and warranties contained in each
          Loan Document are correct on and as of the date hereof, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

                    (ii) no event has occurred and is continuing that constitutes a Default or an Event of Default.

          Section 5. Conditions Precedent. As provided in Sections 2 and 3 hereof, the amendments to the Credit Agreement set forth in said Section 2 and the consents set forth in said Section 3 shall each become effective, as of the date hereof, upon the satisfaction of the condition precedent that the Agent shall have received the following (each in form and substance satisfactory to it):

               A.  Execution and Delivery, Etc.  This Consent and Amendment
     No. 2, duly executed by each of the Obligors, Lenders constituting Required Lenders and the Agent.

               B. Other Documents. Such other documents as the Agent or any Lender or special New York counsel to the Agent may reasonably request.

          Section 6. Miscellaneous. Except as herein provided, the Credit Agreement and each of the other Loan Documents shall remain unchanged and in full force and effect. This Consent and Amendment No. 2 may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Consent and Amendment No. 2 by signing any such counterpart. This Consent and Amendment No. 2 shall be governed by, and construed in accordance with, the law of the State of New York.

                               *   *   *   *   *

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          IN WITNESS WHEREOF, the parties hereto have caused this Consent and
Amendment No. 2 to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                       THE BORROWERS
                                       -------------

                                       TERRA CAPITAL, INC.


                                       By___________________________________
                                          Title:  Vice President


                                       TERRA NITROGEN, LIMITED PARTNERSHIP

                                       By Terra Nitrogen Corporation,
                                          its General Partner


                                          By________________________________
                                             Title:  Vice President


                                       GUARANTORS
                                       ----------

                                       TERRA INDUSTRIES INC.


                                       By___________________________________
                                          Title:  Vice President


                                       TERRA NITROGEN CORPORATION


                                       By___________________________________
                                          Title:  Vice President

                                       BEAUMONT METHANOL,
                                         LIMITED PARTNERSHIP

                                       By Terra Methanol Corporation,
                                          its General Partner


                                          By_______________________________
                                             Title:  Vice President


                                       TERRA METHANOL CORPORATION


                                       By__________________________________
                                          Title:  Vice President


                                       BMC HOLDINGS, INC.


                                       By__________________________________
                                          Title:  Vice President


                                       TERRA CAPITAL HOLDINGS, INC.


                                       By__________________________________
                                          Title:  Vice President


                                       THE AGENT
                                       ---------

                                       CITIBANK, N.A.


                                       By___________________________________
                                          Title:  Attorney-in-Fact

                                       THE ISSUING BANKS
                                       -----------------

                                       CITIBANK, N.A.


                                       By___________________________________
                                          Title:  Attorney-in-Fact


COMMITMENTS                            THE LENDERS
-----------                            -----------

Terra Commitment                       CITIBANK, N.A.
----------------
  $28,500,000.00

TNLP Commitment                        By_____________________________________
---------------                           Title:  Attorney-in-Fact
  $1,900,000.00


Terra Commitment                       THE CHASE MANHATTAN BANK
----------------                       (formerly known as CHEMICAL BANK)
  $28,500,000.00

TNLP Commitment                        By_____________________________________
---------------                           Title:
  $1,900,000.00


Terra Commitment                       ARAB BANKING CORPORATION
----------------
  $16,500,000.00

TNLP Commitment                        By_____________________________________
---------------                           Title:
  $1,100,000.00


Terra Commitment                       BANK OF AMERICA ILLINOIS
----------------
  $28,500,000.00

TNLP Commitment                        By_____________________________________
---------------                           Title:
  $1,900,000.00


Terra Commitment                       THE BANK OF NOVA SCOTIA
----------------
  $28,500,000.00

TNLP Commitment                        By_____________________________________
---------------                           Title:
  $1,900,000.00

Terra Commitment                       CAISSE NATIONALE DE CREDIT AGRICOLE
----------------
  $28,500,000.00

TNLP Commitment                        By_____________________________________
---------------                           Title:
  $1,900,000.00


Terra Commitment                       COOPERATIEVE CENTRALE RAIFFEISEN-
----------------                         BOERENLEEBANK, B.A. "RABOBANK
  $28,500,000.00                         NEDERLAND", New York Branch

TNLP Commitment
---------------
  $1,900,000.00
                                       By_____________________________________
                                          Title:


Terra Commitment                       CREDIT LYONNAIS CHICAGO BRANCH
----------------
  $28,500,000.00

TNLP Commitment                        By_____________________________________
---------------                           Title:
  $1,900,000.00


                                       CREDIT LYONNAIS CAYMAN ISLAND BRANCH


                                       By_____________________________________
                                          Title:  Attorney-in-Fact


Terra Commitment                       DRESDNER BANK AG, CHICAGO AND
----------------                        GRAND CAYMAN BRANCHES
  $28,500,000.00

TNLP Commitment
---------------
  $1,900,000.00                        By____________________________________
                                          Title:


                                       By_____________________________________
                                          Title:


Terra Commitment                       FIRST BANK NATIONAL ASSOCIATION
----------------
  $28,500,000.00

TNLP Commitment                        By_____________________________________
---------------                           Title:
  $1,900,000.00

Terra Commitment                       THE FUJI BANK, LIMITED
----------------
  $28,500,000.00

TNLP Commitment                        By_____________________________________
---------------                           Title:
  $1,900,000.00


Terra Commitment                       MELLON BANK, N.A.
----------------
  $28,500,000.00

TNLP Commitment                        By_____________________________________
---------------                           Title:
  $1,900,000.00


Terra Commitment                       NATIONSBANK OF TEXAS, N.A.
----------------
  $28,500,000.00

TNLP Commitment                        By_____________________________________
---------------                           Title:
  $1,900,000.00


Terra Commitment                       UNION BANK OF SWITZERLAND, CHICAGO
----------------                         BRANCH
  $16,500,000.00

TNLP Commitment
---------------
  $1,100,000.00                        By____________________________________
                                          Title:


                                       By_____________________________________
                                          Title: